Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS Clearsight Intermediate Holdings, Inc. Year Ended December 31, 2019 With Report of Independent Auditors

Clearsight Intermediate Holdings, Inc.
Consolidated Financial Statements
Year Ended December 31, 2019

Report of Independent Auditors
The Board of Directors and Stockholder
Clearsight Intermediate Holdings, Inc.
We have audited the accompanying consolidated financial statements of Clearsight Intermediate Holdings, Inc., which comprise the consolidated balance sheet as of December 31, 2019, and the related consolidated statements of operations and comprehensive income, changes in stockholder’s equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Clearsight Intermediate Holdings, Inc. at December 31, 2019, and the consolidated results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.
Report of Adjustments to the 2018 Financial Statements
We also audited the adjustments described in Note 2 that were applied to restate the 2018 consolidated balance sheet (accumulated deficit). In our opinion, such adjustments are appropriate and have been properly applied. We were not engaged to audit, review or apply any procedures to the 2018 consolidated balance sheet (accumulated deficit) of the Company other than with respect to the adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2018 consolidated balance sheet (accumulated deficit) as a whole.

/s/ Ernst & Young LLP
March 27, 2020

Clearsight Intermediate Holdings, Inc.

Consolidated Balance Sheet
(In Thousands, Except Share Amounts)

December 31, 2019

Assets
Current assets:
Cash	$3,342
Accounts receivable, net	4,636
Prepaid expenses and other current assets	1,336
Total current assets	9,314

Non-current assets:
Property and equipment, net	307
Software, net	2,345
Intangible assets, net	8,281
Goodwill	58,872
Total non-current assets	69,805
Total assets	$79,119

Liabilities and stockholder’s equity
Current liabilities:
Accounts payable	$186
Accrued and other current liabilities	2,725
Deferred revenues	5,086
Short-term debt	11,274
Total current liabilities	19,271
Total liabilities	19,271

Stockholder’s equity:
Common stock, $0.001 par value; 10,000 shares
authorized, issued and outstanding	–
Additional paid-in capital	84,483
Accumulated deficit	(24,635)
Total stockholder’s equity	59,848
Total Liabilities and stockholder’s equity	$79,119

See accompanying notes.

Clearsight Intermediate Holdings, Inc.

Consolidated Statement of Change in Stockholder’s Equity
(In Thousands)

For the Year Ended December 31, 2019

			Additional
	Common Stock		Paid-In	Accumulated
	Units	Amount	Capital	Deficit	Total

Balance, January 1, 2019 (restated - see Note 2)	$10,000	$—	$84,483	$(25,541)	$58,942
Adoption of ASC 606	—	—	—	253	253
Net income	—	—	—	653	653
Balance, December 31, 2019	$10,000	$—	$84,483	$(24,635)	$59,848

See accompanying notes.

Clearsight Intermediate Holdings, Inc.

Consolidated Statement of Operations and Comprehensive Income
(In Thousands)

For the Year Ended December 31, 2019

Revenues	$29,054
Cost of revenues	10,567
Gross profit	18,487

Costs and expenses:
Selling, general, and administrative	10,265
Research and development	2,614
Depreciation and amortization	3,783
Total costs and expenses	16,662

Income from operations	1,825

Interest expense, net	1,172

Income before income tax provision	653
Income tax provision (benefit)	—
Net income and comprehensive income	$653

See accompanying notes.

Clearsight Intermediate Holdings, Inc.

Consolidated Statement of Cash Flows
(In Thousands)

For the Year Ended December 31, 2019

Operating activities
Net income	$653
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	3,783
Allowance for doubtful accounts	111
Amortization of debt issuance costs	132
Changes in operating assets and liabilities:
Accounts receivable	(1,765)
Prepaid expenses and other assets	182
Accounts payable	(187)
Deferred revenues	(368)
Accrued and other current liabilities	(345)
Net cash provided by operating activities	2,196

Investing activities
Purchase of software	(1,725)
Purchase of property and equipment	(44)
Net cash used in investing activities	(1,769)

Financing activities
Principal payments on term loan	(2,624)
Net cash used in financing activities	(2,624)

Net decrease in cash and cash equivalents	(2,197)
Cash and cash equivalents, beginning of year	5,539
Cash and cash equivalents, end of year	$3,342

Supplementary disclosure of cash flow information
Cash paid for income taxes	$—
Cash paid for interest	$1,055

See accompanying notes.

Clearsight Intermediate Holdings, Inc.

Notes to Consolidated Financial Statements
December 31, 2019
1. Description of Business
Clearsight Intermediate Holdings, Inc. (the Company), a Delaware corporation, was incorporated in May 2011. The consolidated financial statements include the accounts of the Company and its wholly-owned direct and indirect subsidiaries, including Scheduling.com, Inc. (d/b/a SCI Solutions) (SCI) and cGate Health, Inc. The Company is wholly owned by Clearsight Group Holdings, LLC (the Parent). The Company principally operates as a holding company for SCI.
SCI is a Software-as-a-Service (SaaS) provider of access management applications and services to healthcare providers. SCI’s cloud and rules-based workflow solutions orchestrate patient care across hospital service areas and with external healthcare providers. SCI’s products facilitate the exchange of clinical and financial information between patients, physicians and healthcare facilities. SCI’s discrete suite of online application services includes web-based and faxed physician orders, patient scheduling and pre-registration, including eligibility verification, medical necessity, referral and authorization verification and results reporting.
Additionally, the Company’s DatStat offering is a provider of patient engagement and digital health tools. DatStat’s digital self-service tools for pre-visit preparation, secure messaging, visit summaries and care plans creates a patient access solution for patients to connect with their care teams and manage their health.
2. Summary of Significant Accounting Policies
Basis of Presentation
The consolidated financial statements include the assets, liabilities and results of operations of the Company and its wholly owned subsidiaries. Intercompany transactions and accounts have been eliminated. The preparation of financial statements in conformity with United States generally Accepted Accounting Principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in these consolidated financial statements and accompanying notes. Actual results can differ from those estimates.

Clearsight Intermediate Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
Adjustments to Opening Balances
The Company’s consolidated financial statements as of and for the year ended December 31, 2018, which are not presented herein, were previously audited by other independent auditors. The Company has made certain adjustments to the previously audited consolidated financial statements as of December 31, 2018, which can be summarized as follows:

Accumulated deficit at December 31, 2018	$(52,073)
Adjustments:
Elimination of private company alternative for goodwill amortization	24,997
Correction of an error in software capitalization	1,390
Other error corrections, net	145
Accumulated deficit at January 1, 2019 (restated)	$(25,541)

Revenue Recognition
Revenues consist of fees for SCI’s software and support as well as fees for the provision of professional services. SCI’s software is intended to be delivered through the cloud from its hosting facility. SCI service fees consist of SaaS fees, transaction fees, professional services/implementation fees and perpetual license fees.
The Company recognizes revenue when, or as, the Company satisfies the performance obligations under a contract. The Company enters into agreements with clients that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services and solutions are transferred to the client. The Company recognizes revenue based on the consideration specified in the agreement. A performance obligation is the unit of account for revenue recognition and refers to a promise in a contract to transfer a distinct service or a series of distinct services to the customer. The majority of the Company’s contracts contain multiple performance obligations involving various activities that are performed separately from other promises in the contract. In these situations, and for applicable arrangements, revenue recognition includes the proper identification of separate units of accounting and the allocation of revenue across all applicable performance units based on the relative standalone selling price method. In these instances, revenue is recognized on each performance obligation separately. The Company selects the appropriate measure of progress for revenue recognition based on the nature of the performance obligation and other pertinent contract terms.

Clearsight Intermediate Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Software-as-a-Service
These performance obligations are satisfied over time as the customer simultaneously receives and consumes the benefits of access to, or display of, the content as it is delivered by the Company. The Company applies the series guidance to its software-as-a-service performance obligation. Each subscription service in a SaaS contract is assessed as a single performance obligation that will be satisfied over the life of the contract.
Professional Services/Implementation
The Company recognizes revenue over time as the customer simultaneously receives and consumes the benefits of access to, or display of, the content as it is delivered by the Company using an output method for implementation services based on the proportional performance model, which is also referred to as “the milestone method”. A standard implementation process includes onboarding completion, bulk-load completion and initial database build, integrated testing completion, Phase I live (first productive use), and Phase II (go-live). According to ASC 606-10-25-23, an entity shall recognize revenue when the entity satisfies a performed obligation by transferring a promised good or service. The Company transfers professional services in phases; therefore, recognizes implementation revenue as each phase is completed.
Transaction Fees
The Company has elected the “right to invoice” practical expedient for its transactional services. Under the expedient, an entity may recognize revenue equal to the invoice amount if it has a contractual right to bill the customer an amount equal to the value provided to the customer for the entity’s performance completed to date. The Company tracks the usage for transactional services and bills the customer based on the usage amount and per unit price stated in the contract.
License Fees
Under ASC 606, the nature of a license determines its method of revenue recognition. Functional intellectual property, defined in ASC 606-10-55-59(a) as “Intellectual property that has significant standalone functionality (for example, the ability to process a transaction, perform a function or task, or be played or aired)” is recognized at a point in time, while symbolic intellectual property (“intellectual property that does not have significant standalone functionality”, such as a brand or logo) is recognized over time. SCI’s content has significant standalone functionality; therefore, license of that content qualifies as functional IP, which is then recognized at “Go-Live-Date”.

Clearsight Intermediate Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
Contract Costs
Cost of revenue includes all direct costs consisting of labor, travel, materials, equipment, subcontract, commissions and other costs related to contract performance. All costs, other than commissions, are charged to expense as incurred. The Company has elected the incremental cost practical expedient and does not capitalize commissions related to contracts for which the amortization period is one year or less. The practical expedient would primarily apply to items added by professional service agreements as most contracts would expect to have an amortization period greater than one year, especially when considering expected renewals. Sales commissions are capitalized as costs to acquire a contract and are amortized over the expected life of the contract assuming they meet the requirements in ASC 606.
Contract Assets
Amounts are invoiced as work progresses in accordance with agreed-upon contractual terms, either at periodic intervals or upon achievement of contractual milestones. Generally, revenue recognition occurs before billing, resulting in contract assets.
Contract Liabilities
The Company receives advances and milestone payments from customers on selected contracts that exceed revenue earned to date, resulting in contract liabilities that are reported on the consolidated balance sheet in deferred revenues at the end of each reporting period.
Cash
Cash is carried at cost, which approximates fair value. Bank deposits may exceed the amount of federal deposit insurance. The Company mitigates this risk by depositing funds with reputable financial institutions.
Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable is comprised of unpaid balances pertaining to the Company’s software-as-a-service and other services. There was one customer who accounted for 16% of accounts receivable; no other single customers accounted for more than 10% of revenues or accounts receivable as of or for the year ended December 31, 2019. The Company performs ongoing credit evaluations of its customers’ financial conditions and limits the amount of credit extended when deemed necessary, but generally requires no collateral. The Company maintains an estimated allowance for doubtful accounts to reduce its accounts receivable to the amount that it

Clearsight Intermediate Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
believes will be collected. This allowance is based on the Company’s historical experience, its assessment of each customer’s ability to pay, the length of time a balance has been outstanding, input from key customer resources assigned to each customer and the status of any ongoing operations with each applicable customer. An allowance of $77 thousand was provided as of December 31, 2019.
Property, Equipment and Software
Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of three to five years. Leasehold improvements are amortized over the shorter of the lease term or their useful lives.
The major classifications of property, equipment and software and their expected useful lives are as follows:

Classification	Useful lives
(In Years)

Equipment and Software	3–5 years
Furniture and Fixtures	3–5 years
Leasehold Improvements	Lease term

Clearsight Intermediate Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
Long-Lived Assets
The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. The Company did not record any impairments in the year ended December 31, 2019.
Goodwill and Intangible Assets
Goodwill represents the difference between the purchase price of acquired companies and the related fair value of the net assets acquired, which is accounted for by the acquisition method of accounting. The Company annually tests goodwill for impairment on the last day of its fiscal year, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value below its carrying value. The goodwill impairment test consists of a qualitative assessment of impairment indicators, followed by, if necessary, a quantitative assessment comparing the carrying amount to the reporting unit’s fair value. The Company has previously adopted ASU 2017-04 and accordingly, to the extent that the carrying value exceeds the fair value an impairment charge would be recorded. The Company has determined there to be one single reporting unit. As part of its annual impairment analysis, the Company performed a qualitative assessment and determined there was no impairment of goodwill as of or for the year ended December 31, 2019.
Amortizable intangible assets are amortized over their useful lives on a straight-line basis, which range from two to fifteen years. The carrying amount of these assets is reviewed whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Recoverability of these assets is measured by comparison of the carrying amount of the asset to the future undiscounted cash flows the asset is expected to generate. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset. No impairments have been recorded to date, including in 2019.

Clearsight Intermediate Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
Financing Costs
Financing costs are recorded as a deduction to the related debt liability on the balance sheet. Financing costs are amortized over the term of the applicable debt using the straight-line method. U.S. GAAP requires that the effective yield method be used to amortize financing costs; however, the Company uses the straight-line method as this is not materially different from the results that would have been obtained under the effective yield method. Amortization of financing costs are included as a component of interest expense on the consolidated statement of operations.
Income Taxes
The Company accounts for income taxes under the asset and liability method, which requires that deferred income taxes be provided for temporary differences between the tax basis of the Company’s assets and liabilities and their financial statements reported amounts. In addition, deferred tax assets are recorded for the future benefit of utilizing net operating losses and research and development credit carryforwards. A valuation allowance is provided against deferred tax assets unless it is more likely than not that they will be realized.
The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by the relevant tax authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest amount of benefit that has a greater than 50% percent likelihood of being realized upon ultimate settlement. Interest and penalties relating to income taxes are recognized in the income tax provision in the consolidated statements of operations and comprehensive income.
Recently Accounting Pronouncements
In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, as amended (ASU 2014-09 or the standard), which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP.

Clearsight Intermediate Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The standard also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments, and assets recognized from costs incurred to obtain or fulfill a contract.
The Company adopted the standard as of January 1, 2019, using the modified retrospective transition method. Under the modified retrospective method, the new standard applies to new contracts and those that were not completed as of January 1, 2019, and includes recording a cumulative-effect adjustment to opening retained earnings. The Company utilized a bottoms-up approach to analyze the impact of the standard on its contract portfolio, reviewing the current accounting policies and practices, and identifying potential differences that would result from applying the requirements of the new standard to its contracts.
The cumulative effect of the changes made to the January 1, 2019, balance sheet for the adoption of ASU 2014-09 was an increase to retained earnings (a decrease of accumulated deficit) of $253 thousand related to capitalizable costs to obtain a contract.
In February 2016, the FASB issued ASU No. 2016-02, Leases (ASU 2016-02), which supersedes existing guidance on accounting for leases. ASU 2016-02 generally requires all leases to be recognized in the consolidated balance sheet. The provisions of ASU 2016-02 are effective for reporting periods beginning after December 15, 2018; early adoption is permitted. The Company plans to adopt ASU 2016-02 on January 1, 2021, on a prospective basis and is currently evaluating the impact of the adoption of this guidance on its consolidated financial statements.
Subsequent Events
The Company has evaluated subsequent events through March 27, 2020, the date that the consolidated financial statements were issued which is the date of the independent auditor’s report.
3. Revenue Recognition
Revenue is measured based on consideration specified in a contract with a customer. In 2019, the Company recognizes its SaaS revenues and professional services/implementation fees over time as control of the services are transferred to the customer. The remaining revenue streams are recognized at a point in time, when the customer obtains control of the promised services. The determination of the method by which the Company measures its progress towards the satisfaction of its performance obligations is described in Note 2.

Clearsight Intermediate Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

3. Revenue Recognition (continued)

Disaggregation of Revenue
The following table disaggregates revenue by types of services for the year ended December 31, 2019 (in thousands):

Year Ended December 31, 2019
Service type
SaaS subscription fees	$21,615
SaaS transactional fees	4,019
License fees	160
Professional services/implementation fees	3,260
Total	$29,054

Contract Balances

The following table discloses contract assets and contract liabilities from contracts with customers (in thousands):

December 31, 2019

Contract assets	$142
Contract liabilities	5,086

As of December 31, 2019, the aggregate amount of transaction prices allocated to unsatisfied or partially unsatisfied performance obligations was approximately $5.1 million which is expected to be recognized over a period of approximately one to three years.

Clearsight Intermediate Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

4. Goodwill and Intangible Assets
There were no changes in the carrying amount of goodwill of $59 million in 2019 and there was no impairment of goodwill in 2019 or in any prior periods.
The intangible assets other than goodwill are being amortized on a straight-line basis over their estimated useful lives as of December 31, 2019, as follows (in thousands):

	Cost Basis	Amortization	Net Book Value	Estimated Useful Lives
				(In Years)

Customer relationships	$23,510	$17,713	$5,797	10–11
Developed technology	17,574	16,274	1,300	2–5
Trademarks	2,700	1,516	1,184	15
	$43,784	$35,503	$8,281

Amortization expense related to intangible assets other than goodwill for the year ended December 31, 2019, was $2,725 thousand. Future amortization expense is expected to be as follows (in thousands):

For the year ending December 31:
2020	$2,725
2021	2,725
2022	1,850
2023	364
2024	264
Thereafter	353
$8,281

Clearsight Intermediate Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

5. Property, Equipment and Software
Property, equipment and software consist of the following as of December 31, 2019 (in thousands):

December 31, 2019

Equipment and software	$3,054
Furniture and fixtures	521
Leasehold improvements	202
3,777
Accumulated depreciation and amortization	3,470
Property, Equipment and Software, net	$307

Depreciation and amortization expense for property, equipment and software for the year ended December 31, 2019, was $288 thousand.
6. Debt Obligations
In 2015, the Company entered into a term loan agreement in which SCI is the lender and the Company is guarantor. The original term loan amount was for $18,000 thousand, and the loan has a revolving loan facility of $1,000 thousand, based on the Company eligible accounts as defined by the agreement. The term loan bears interest based on the Company’s leverage ratio, with interest ranging from 6% to 9% (7.5% as of December 31, 2019).
The term loan agreement requires SCI to meet certain financial covenants including a minimum unrestricted cash requirement and minimum trailing 12-month revenue, based on a table as defined in the agreement. Substantially all of the Company’s assets are pledged as collateral for the term loan.
In connection with the issuance of this term loan, in 2015 the Parent issued warrants to purchase 750,692 Class A Membership Units of Parent at an exercise price of $1.2655 per unit and such warrants shall expire in 2025. The Company has concluded that the warrants are not required to be classified as a liability under ASC 480 and further qualify for classification within stockholders’ equity pursuant to the guidance in ASC 815-40. The fair value of the warrants was immaterial at inception and at December 31, 2019.

Clearsight Intermediate Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

6. Debt Obligations (continued)

The Company incurred debt financing costs of $661 thousand associated with the issuance of the term loan in 2015 which were capitalized into deferred financing costs and are being amortized into interest expense over the term of the term loan agreement. Unamortized debt financing costs of $110 thousand were included with the term loan amount on the consolidated balance sheet as of December 31, 2019.
The balance of the debt is due at the maturity of the term loan in October 2020 as shown below (in thousands):

December 31, 2019

Total indebtedness	$11,384
Unamortized debt issuance costs	(110)
Total short-term debt	$11,274

7. Commitments and Contingencies
The Company has commitments under operating leases and other agreements, expiring at various times through October 2022, which require monthly payments ranging from approximately $9 thousand to $34 thousand. Commitments of less than one year are not included in these totals.
Future annual minimum payments under these agreements are as follows:

For the year ending December 31 (in thousands):
2020	$506
2021	520
2022	355
$1,381

Rent expense for assets held under operating leases was $673 thousand for the year ended December 31, 2019.

Clearsight Intermediate Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

7. Commitments and Contingencies (continued)

Customer Agreements
SCI provides services and sells software pursuant to customer agreements in which SCI agrees to defend the customer against third-party claims asserting infringement of certain intellectual property rights, which may include patents, copyrights, trademarks or trade secrets, and to pay any judgments entered on such claims against the reseller/customer. The exposure to SCI under these indemnification provisions is generally limited to the total amount paid by the customer for the preceding twelve months under the respective customer’s agreement. However, certain agreements include indemnification provisions that could potentially expose SCI to losses in excess of the amount received under the agreement. To date, SCI has not incurred any losses as a result of these indemnification provisions and has not accrued any such liabilities in the consolidated financial statements.
8. Income Taxes
The Company’s current and deferred income tax provision for the year ended December 31, 2019, was zero. A reconciliation between the reported income tax provision and the amount computed by applying the statutory federal tax rate of 21% is as follows for the year ended December 31, 2019:

December 31, 2019

Federal income tax benefit	$137
State tax, net of federal benefit	24
Permanent differences	61
Change in valuation allowance	(222)
Income tax provision	$—

Clearsight Intermediate Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

8. Income Taxes (continued)
Significant components of the Company’s deferred income tax assets and liabilities are as follows as of December 31:

December 31, 2019

Net operating loss carryforwards	$5,891
R&D and other credit carryforwards	4,161
Deferred revenues	507
Accruals and reserves	270
Other	220
Total gross deferred tax assets	11,049

Depreciation and amortization	(1,551)
Other	(636)
Total gross deferred tax liabilities	(2,187)
Valuation allowance	(8,862)
Net deferred tax assets	$—

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. The Company’s net deferred tax assets have been offset by a valuation allowance to reduce the amount of deferred tax assets that are expected to be realized on a more-likely-than-not basis.
For federal and state income tax reporting purposes, the Company has accumulated net operating loss carryforwards from prior years. Unexpired net operating loss carryover deductions offset taxable income in future years. At the end of the Company’s 2019 tax year, the accumulated carryforwards of approximately $25.7 million and $9.0 million of federal and state net operating loss carryforward, respectively. Unused carryforwards expire after 20 years. Any unused carryforwards begin expiring in 2021 through 2036.
Internal Revenue Code Section 382 prescribes limitations on the use of net operating carryforwards when Company ownership changes occurs. These rules consider any ownership change in the Company or any related ownership entities. Company management is aware that ownership changes have occurred that may result in future limitations on the use of the prior year carryforwards. However, the amounts of the limitations have not yet been fully determined.

Clearsight Intermediate Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

8. Income Taxes (continued)

The Company has research and development credit carryforwards of $2.4 million and $1.7 million, tax effected, for federal and state income tax purposes, respectively, as of December 31, 2019. Federal research and development credits begin to expire between 2019 and 2037.
With few exceptions, as of December 31, 2019, the Company is no longer subject to U.S. federal, state or local examinations by tax authorities for years before 2017, with the exception of net operating losses that are currently being utilized. The Company does not have any amounts accrued for uncertain tax positions, including interest or penalties, at December 31, 2019.
9. Related-Party Transactions
SCI and the general partners of its investors have contracted for management agreements, under which the partners provide consulting and advisory services to SCI. Total management fees for the year ended December 31, 2019, were $400 thousand, and were reported as a component of selling, general and administrative expenses in the consolidated statement of operations. The management agreement term expires on the earlier of either 2025 or upon a change of control event as defined by the management agreements.
10. Employee Benefit Plan
SCI has a 401(k) defined contribution plan covering substantially all employees of SCI. As allowed under Section 401(k) of the IRC, the plan provides tax-deferred salary deductions for eligible employees.
Eligible employees may contribute up to the maximum amount set periodically by the Internal Revenue Service. The plan also allows for discretionary employer contributions. No contributions were made by SCI for the year ended December 31, 2019.
11. Subsequent Events
On January 8, 2020, SCI entered into an asset purchase agreement whereby it would acquire substantially all of the assets, contracts and select employees of Tonic Solutions, Inc., a SaaS-based digital self-service technology platform widely used by patients to complete intake forms, check-in for appointments, self-report outcome measures and make payments. Consideration for the acquisition was approximately $5.3 million comprising cash of $300,000 plus seller notes in aggregate of $5.0 million, with subject to customary adjustments for cash and working capital.

Clearsight Intermediate Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

11. Subsequent Events (continued)

On January 9, 2020, the Company and Parent entered into a stock purchase agreement with R1 RCM, Inc (R1 RCM) that provides for the purchase from the Parent all of the issued and outstanding equity interests of the Company. Pursuant to the terms thereof, R1 RCM will acquire the Company for $190 million in cash, subject to customary adjustments for working capital, cash, debt and transaction expenses, plus an earn-out payment of up to $10 million if certain financial and operational targets are met twelve months following the closing date. The transaction is currently expected to close in the second quarter of 2020.